Pricing Supplement No. 13,549

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 23, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Contingent Income Auto-Callable Securities due January 26, 2029

Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Futures Excess Return Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.

￭Contingent coupon. The securities will pay a contingent coupon but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no interest with respect to the related interest period.

￭Automatic early redemption. The securities will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments will be made on the securities once they have been automatically redeemed.

￭Payment at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of each underlier is greater than or equal to its downside threshold level, investors will receive (in addition to the contingent coupon with respect to the final observation date, if payable) the stated principal amount at maturity. If, however, the final level of any underlier is less than its downside threshold level, investors will lose 1% for every 1% decline in the level of the worst performing underlier over the term of the securities. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

￭The value of the securities is based on the worst performing underlier. The fact that the securities are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its coupon barrier level and/or downside threshold level will adversely affect your return on the securities, even if the other underliers have appreciated or have not declined as much.

￭The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their principal and the risk of receiving no coupons over the entire term of the securities. You will not participate in any appreciation of any underlier. Investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlier. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$5,250,000
Underliers:

Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”), Russell 2000® Index (the “RTY Index”) and S&P 500® Futures Excess Return Index (the “SPXFP Index”). We refer to each of the NDXT Index, the RTY Index and the SPXFP Index as an underlying index.

Strike date:	January 23, 2026
Pricing date:	January 23, 2026
Original issue date:	January 28, 2026
Final observation date:	January 23, 2029, subject to postponement for non-trading days and certain market disruption events
Maturity date:	January 26, 2029
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$990.90 per security. See “Estimated Value of the Securities” on page 4.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per security	$1,000	$5	$995
Total	$5,250,000	$26,250	$5,223,750

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $995 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying index supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated February 7, 2025 Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Terms continued from the previous page
Automatic early redemption:

The securities are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been automatically redeemed.

The securities will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

First redemption determination date:	July 23, 2026. Under no circumstances will the securities be redeemed prior to the first redemption determination date.
Redemption determination dates:

July 23, 2026, October 23, 2026, January 25, 2027, April 23, 2027, July 23, 2027, October 25, 2027, January 24, 2028, April 24, 2028, July 24, 2028 and October 23, 2028, subject to postponement for non-trading days and certain market disruption events.

Call threshold level:

With respect to the NDXT Index, 13,046.25, which is 100% of its initial level

With respect to the RTY Index, 2,669.162, which is 100% of its initial level

With respect to the SPXFP Index, 561.63, which is 100% of its initial level

Early redemption payment:	The stated principal amount plus the contingent coupon with respect to the related interest period
Early redemption dates:	July 28, 2026, October 28, 2026, January 28, 2027, April 28, 2027, July 28, 2027, October 28, 2027, January 27, 2028, April 27, 2028, July 27, 2028 and October 26, 2028
Contingent coupon:

A contingent coupon at an annual rate of 12.00% will be paid on the securities on each coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlier is less than its coupon barrier level, we will pay no coupon with respect to the applicable interest period.

Coupon payment dates:

As set forth under “Observation Dates and Coupon Payment Dates” below. If any coupon payment date is not a business day, the coupon payment with respect to such date, if any, will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment, if any, with respect to the final observation date shall be made on the maturity date.

Coupon barrier level:

With respect to the NDXT Index, 9,784.688, which is approximately 75% of its initial level

With respect to the RTY Index, 2,001.872, which is approximately 75% of its initial level

With respect to the SPXFP Index, 421.223, which is approximately 75% of its initial level

Observation dates:	As set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events
Payment at maturity per security:

If the securities have not been automatically redeemed prior to maturity, investors will receive (in addition to the contingent coupon with respect to the final observation date, if payable) a payment at maturity determined as follows:

•If the final level of each underlier is greater than or equal to its downside threshold level:

stated principal amount

•If the final level of any underlier is less than its downside threshold level:

stated principal amount × performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

Final level:	With respect to each underlier, the closing level on the final observation date
Downside threshold level:

With respect to the NDXT Index, 9,132.375, which is 70% of its initial level

With respect to the RTY Index, 1,868.413, which is approximately 70% of its initial level

With respect to the SPXFP Index, 393.141, which is 70% of its initial level

Performance factor:	With respect to each underlier, final level / initial level
Initial level:

With respect to the NDXT Index, 13,046.25, which is its closing level on the strike date

With respect to the RTY Index, 2,669.162, which is its closing level on the strike date

With respect to the SPXFP Index, 561.63, which is its closing level on the strike date

Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its final level
CUSIP:	61778J6N5
ISIN:	US61778J6N55
Listing:	The securities will not be listed on any securities exchange.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
February 23, 2026	February 26, 2026
March 23, 2026	March 26, 2026
April 23, 2026	April 28, 2026
May 26, 2026	May 29, 2026
June 23, 2026	June 26, 2026
July 23, 2026	July 28, 2026
August 24, 2026	August 27, 2026
September 23, 2026	September 28, 2026
October 23, 2026	October 28, 2026
November 23, 2026	November 27, 2026
December 23, 2026	December 29, 2026
January 25, 2027	January 28, 2027
February 23, 2027	February 26, 2027
March 23, 2027	March 26, 2027
April 23, 2027	April 28, 2027
May 24, 2027	May 27, 2027
June 23, 2027	June 28, 2027
July 23, 2027	July 28, 2027
August 23, 2027	August 26, 2027
September 23, 2027	September 28, 2027
October 25, 2027	October 28, 2027
November 23, 2027	November 29, 2027
December 23, 2027	December 28, 2027
January 24, 2028	January 27, 2028
February 23, 2028	February 28, 2028
March 23, 2028	March 28, 2028
April 24, 2028	April 27, 2028
May 23, 2028	May 26, 2028
June 23, 2028	June 28, 2028
July 24, 2028	July 27, 2028
August 23, 2028	August 28, 2028
September 25, 2028	September 28, 2028
October 23, 2028	October 26, 2028
November 24, 2028	November 29, 2028
December 26, 2028	December 29, 2028
January 23, 2029 (final observation date)	January 26, 2029 (maturity date)

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. Our estimate of the value of the securities as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed with respect to a redemption determination date, whether a contingent coupon is payable with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the securities are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive a contingent coupon will be determined by reference to the closing level of each underlier on each observation date. The payment at maturity will be determined by reference to the closing level of each underlier on the final observation date. The actual initial level, call threshold level, coupon barrier level and downside threshold level for each underlier were determined on the strike date. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial level:	With respect to the NDXT Index, 100.00* With respect to the RTY Index, 100.00* With respect to the SPXFP Index, 100.00*
Hypothetical call threshold level:

With respect to the NDXT Index, 100.00, which is 100% of its hypothetical initial level

With respect to the RTY Index, 100.00, which is 100% of its hypothetical initial level

With respect to the SPXFP Index, 100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the NDXT Index, 75.00, which is 75% of its hypothetical initial level

With respect to the RTY Index, 75.00, which is 75% of its hypothetical initial level

With respect to the SPXFP Index, 75.00, which is 75% of its hypothetical initial level

Hypothetical downside threshold level:

With respect to the NDXT Index, 70.00, which is 70% of its hypothetical initial level

With respect to the RTY Index, 70.00, which is 70% of its hypothetical initial level

With respect to the SPXFP Index, 70.00, which is 70% of its hypothetical initial level

Contingent coupon:

12.00% per annum (corresponding to approximately $10.00 per interest period per security). The actual contingent coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent coupon of $10.00 is used in these examples for ease of analysis.

*The hypothetical initial level of 100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

How to determine whether the securities will be automatically redeemed with respect to a redemption determination date:

	Closing Level of the NDXT Index	Closing Level of the RTY Index	Closing Level of the SPXFP Index	Early Redemption Payment
Hypothetical Redemption Determination Date #1	145.00 (greater than or equal to its call threshold level)	65.00 (less than its call threshold level)	150.00 (greater than or equal to its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	125.00 (greater than or equal to its call threshold level)	160.00 (greater than or equal to its call threshold level)	135.00 (greater than or equal to its call threshold level)

$1,000 + $10.00 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the securities are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the securities are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the securities will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed):

	Closing Level of the NDXT Index	Closing Level of the RTY Index	Closing Level of the SPXFP Index	Payment per Security
Hypothetical Observation Date #1	125.00 (greater than or equal to its coupon barrier level)	90.00 (greater than or equal to its coupon barrier level)	130.00 (greater than or equal to its coupon barrier level)	$10.00
Hypothetical Observation Date #2	130.00 (greater than or equal to its coupon barrier level)	25.00 (less than its coupon barrier level)	45.00 (less than its coupon barrier level)	$0
Hypothetical Observation Date #3	120.00 (greater than or equal to its coupon barrier level)	160.00 (greater than or equal to its coupon barrier level)	145.00 (greater than or equal to its coupon barrier level)

$1,000 + $10.00 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether the securities will be automatically redeemed with respect to a redemption determination date” above.

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #2, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #3, the closing level of each underlier is greater than or equal to its coupon barrier level. Because the closing level of each underlier is also greater than or equal to its call threshold level, the securities are automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any contingent coupons for the entire term of the securities.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level of the NDXT Index	Final Level of the RTY Index	Final Level of the SPXFP Index	Payment at Maturity per Security
Example #1	110.00 (greater than or equal to its downside threshold level)	105.00 (greater than or equal to its downside threshold level)	115.00 (greater than or equal to its downside threshold level)

$1,000 + $10.00 (the stated principal amount + the contingent coupon with respect to the final observation date)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” above.

Example #2	100.00 (greater than or equal to its downside threshold level)	45.00 (less than its downside threshold level)	105.00 (greater than or equal to its downside threshold level)	$1,000 × performance factor of the worst performing underlier = $1,000 × (45.00 / 100.00) = $450.00
Example #3	35.00 (less than its downside threshold level)	20.00 (less than its downside threshold level)	40.00 (less than its downside threshold level)	$1,000 × (20.00 / 100.00) = $200.00

In example #1, the final level of each underlier is greater than or equal to its downside threshold level. Therefore, investors receive at maturity the stated principal amount. Because the final level of each underlier is also greater than or equal to its coupon barrier level, investors receive the contingent coupon with respect to the final observation date. Investors do not participate in any appreciation of any underlier.

In examples #2 and #3, the final level of at least one underlier is less than its downside threshold level. Therefore, investors receive at maturity a payment that reflects a loss of 1% of principal for each 1% decline in the level of the worst performing underlier. Moreover, because the final level of at least one underlier is also less than its coupon barrier level, investors do not receive a contingent coupon with respect to the final observation date.

If the securities have not been automatically redeemed prior to maturity and the final level of any underlier is less than its downside threshold level, you will be exposed to the negative performance of the worst performing underlier at maturity, and your payment at maturity will be significantly less than the stated principal amount of the securities and could be zero.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and the final level of any underlier is less than its downside threshold level, the payout at maturity will be an amount in cash that is significantly less than the stated principal amount of each security, and you will lose an amount proportionate to the full decline in the level of the worst performing underlier over the term of the securities. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon on a coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no coupon with respect to the applicable interest period. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭Payment of the contingent coupon is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the contingent coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will receive no coupon with respect to the related interest period, even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date.

￭Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the securities will be limited to the contingent coupons that are paid with respect to the observation dates on which the closing level of each underlier is greater than or equal to its coupon barrier level. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupons.

￭The securities are subject to early redemption risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are automatically redeemed prior to maturity, you will receive no further payments on the securities, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed prior to the first redemption determination date.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or equity markets generally;

othe availability of comparable instruments;

othe composition of each underlier and changes in the component securities of each underlier;

othe time remaining until the securities mature; and

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its downside threshold level and/or coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive a contingent coupon with respect to the applicable interest period, or that the final level of each underlier will be greater than or equal to its downside threshold level so that you do not suffer a significant loss on your initial investment in the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

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￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the underlier(s).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the securities will depend upon the performance of the underlier(s), in addition to any risks described further below, the securities are subject to the following risk(s) discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the securities are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on the securities and/or sustaining a significant loss on your investment than if the securities were linked to just one underlier.

oHigher future prices of a futures contract to which the underlier is linked relative to its current prices may adversely affect the value of the underlier and the value of the securities.

oSuspensions or disruptions of market trading in futures markets could adversely affect the value of the securities.

oLegal and regulatory changes could adversely affect the return on and value of the securities.

￭The securities are subject to risks associated with investments in securities with a concentration in the technology sector. The securities constituting the Nasdaq-100® Technology Sector IndexSM are those of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics.

The values of securities of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those that are smaller or less-seasoned, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the value of the Nasdaq-100® Technology Sector IndexSM, and, therefore, the value of the securities.

￭The securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines,

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smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the S&P 500® Futures Excess Return Index could adversely affect the value of the securities. As the underlying index publisher for the S&P 500® Futures Excess Return Index, S&P® Dow Jones Indices LLC can make methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. An underlying index publisher has no obligation to consider your interests in calculating or revising an underlying index. An underlying index publisher may discontinue or suspend calculation or publication of an underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

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Historical Information

Nasdaq-100® Technology Sector IndexSM Overview

Bloomberg Ticker Symbol: NDXT

The Nasdaq-100® Technology Sector IndexSM is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. The underlying index publisher with respect to the Nasdaq-100® Technology Sector IndexSM is Nasdaq, Inc., or any successor thereof. For additional information about the Nasdaq-100® Technology Sector IndexSM, see the information set forth under “Annex A—Nasdaq-100® Technology Sector IndexSM” below.

The closing level of the NDXT Index on January 23, 2026 was 13,046.25. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

NDXT Index Daily Closing Levels January 1, 2021 to January 23, 2026

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Russell 2000® Index Overview

Bloomberg Ticker Symbol: RTY

The Russell 2000® Index is an index that measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The underlying index publisher with respect to the Russell 2000® Index is FTSE International Limited, or any successor thereof. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

The closing level of the RTY Index on January 23, 2026 was 2,669.162. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

RTY Index Daily Closing Levels January 1, 2021 to January 23, 2026

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S&P 500® Futures Excess Return Index Overview

Bloomberg Ticker Symbol: SPXFP

The S&P 500® Futures Excess Return Index is an equity futures index that measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract (its “futures contract”) trading on the Chicago Mercantile Exchange. The underlying index publisher with respect to the S&P 500® Futures Excess Return Index is S&P® Dow Jones Indices LLC, or any successor thereof. E-mini S&P 500 futures contracts are U.S. dollar-denominated futures contracts based on the performance of the S&P 500® Index (its “reference index”). For additional information about the S&P 500® Index and how it is calculated and maintained, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement. For additional information about the S&P 500® Futures Excess Return Index, see the information set forth under “Annex B—S&P 500® Futures Excess Return Index” below.

The closing level of the SPXFP Index on January 23, 2026 was 561.63. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

SPXFP Index Daily Closing Levels January 1, 2021 to January 23, 2026

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying product supplement. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the tax consequences of an investment in the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders (as defined in the accompanying product supplement) as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

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Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $995 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement and the index supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. When you read the accompanying index supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the index supplement or in the prospectus. Each of the product supplement, the index supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.

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Annex A—Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”), which was first published on February 22, 2006 with a base value of 1,000, is an equal weighted index based on the securities of the Nasdaq-100 Index® (the “parent index”) that are classified as a Technology Company under the Industry Classification Benchmark (ICB) classification system. The parent index is designed to measure the performance of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (“Nasdaq”). For more information about the parent index, see “Nasdaq-100 Index®” in the accompanying index supplement. The NDXT Index is calculated, maintained and published by Nasdaq. The NDXT Index is reported by Bloomberg Financial Markets under ticker symbol “NDXT.”

Security Eligibility Criteria. A security must be a component of the Nasdaq-100 Index® in order to be eligible for inclusion in the NDXT Index. For more information about the security eligibility criteria for the Nasdaq-100 Index® and thereby the NDXT Index, see “Nasdaq-100 Index®—Security Eligibility Criteria” in the accompanying index supplement.

Reconstitution and Rebalancing. The NDXT Index follows the same reconstitution and rebalancing schedule as the parent index. Index rebalance changes are based on the last sale prices as of the close of trading on the third Friday of each March, June, September and December. For more information, see “Nasdaq-100 Index®—Reconstitution and Rebalancing of the Nasdaq-100 Index® in the accompanying index supplement.

Constituent Selection. Any security that is a component of the Nasdaq-100 Index® and is classified as a Technology Company according to the ICB is a constituent of the NDXT Index. If a component of the NDXT Index is removed from the Nasdaq-100 Index® for any reason, it is removed from the NDXT Index at the same time. For more information about constituent selection, see “Nasdaq-100 Index®—Constituent Selection” in the accompanying index supplement.

Constituent Weighting. The NDXT Index is an equal-weighted index. The NDXT Index is rebalanced quarterly such that all index components are assigned an equal Index Security Market Value. Index Security Market Value is calculated as follows:

Index Security Market Valuet = qi,t × pi,t × Spot ratei,t

where,

𝑞𝑖 = Number of shares of Index Security i applied in the NDXT Index. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

𝑝𝑖 = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

1.The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

2.The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

3.The End of Day (EOD) price refers to the Last Sale Price; or

4.The Volume Weighted Average Price (VWAP)

Spot ratei = Foreign exchange rate to convert Index Security i quote currency into Index Currency. Foreign exchange rate is provided by the WM Company1 and in the calculation of the EOD Index Value is the closing spot rate at 16:00:00 UK time, unless otherwise noted in the Index Methodology. Intraday spot rates are applied to the real time index calculations during the index calculation day. The Index Security Market Value at SOD utilizes Spot ratei,t -1

t = current index calculation day

t – 1 = previous index calculation day

 For issuers represented by multiple securities included in the NDXT Index, those issuers’ Index Security Market Values are equally dispersed across their respective index components. Index Shares are calculated by dividing each Index Security's resulting Index market value by its Last Sale Price.

Index Maintenance.

Deletion Policy. When a component of the NDXT Index is removed from the Nasdaq-100 Index® for any reason, it is removed from the NDXT Index at the same time. For more information about the deletion policy for the Nasdaq-100 Index®, see “Nasdaq-100 Index®—Index Maintenance—Deletion Policy” in the accompanying index supplement.

Replacement Policy. If the replacement company for a component removed from the Nasdaq-100 Index® and therefore the NDXT Index is classified as a Technology Company according to the ICB, it will be added to the NDXT Index at the same time and will

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assume the same weight of the removed company. For more information on the replacement policy for the Nasdaq-100 Index®, see “Nasdaq-100 Index®—Index Maintenance—Replacement Policy” in the accompanying index supplement.

When a component of the Nasdaq-100 Index® that is not classified as a Technology Company according to the ICB is removed from the Nasdaq-100 Index® and replaced in the Nasdaq-100 Index® by a component that is classified as a Technology Company according to the ICB, such replacement company will be considered for addition to the NDXT Index at the next quarterly rebalance.

When a component of the Nasdaq-100 Index® that is classified as a Technology Company according to the ICB is removed from the Nasdaq-100 Index® and replaced in the Nasdaq-100 Index® by a component that is not classified as a Technology Company according to the ICB, such replacement company is not added to the NDXT Index and the divisor of the NDXT Index is adjusted for continuity.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the NDXT Index.

Additions Policy. If a security that is classified as a Technology Company according to the ICB is added to the Nasdaq-100 Index® for any reason, it may be added to the NDXT Index at the same time.

Governance of the NDXT Index. The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly and reviews items including, but not limited to, pending corporate actions that may affect NDXT Index constituents, statistics comparing the composition of the NDXT Index to the market, companies that are being considered as candidates for addition to the NDXT Index and any significant market events.

The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NDXT Index to track general stock market performance. The NDXT Index is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the NDXT Index. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDXT INDEX, the nasdaq-100 iNDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE securities, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDXT INDEX, the nasdaq-100 iNDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDXT INDEX, the nasdaq-100 iNDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®,” “Nasdaq-100 Index®” and “Nasdaq-100® Technology Sector IndexSM” are trademarks of Nasdaq. The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE securities.

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Annex B—S&P 500® Futures Excess Return Index

The S&P 500® Futures Excess Return Index (the “SPXFP Index”) is an equity futures index that measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract (its “futures contract”) trading on the Chicago Mercantile Exchange (the “CME”). The underlying index publisher with respect to the SPXFP Index is S&P® Dow Jones Indices LLC (“S&P®”), or any successor thereof. E-mini S&P 500 futures contracts are U.S. dollar-denominated futures contracts based on the performance of the S&P 500® Index (its “reference index”). For additional information about the S&P 500® Index and how it is calculated and maintained, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

The SPXFP Index is the excess return version of the S&P 500 Futures Index, which measures the performance of the nearest maturing quarterly E-mini S&P 500 futures contract trading on the CME. The SPXFP Index includes a provision for the replacement of the E-mini S&P 500 futures contract as the contract approaches maturity (also referred to as “rolling” or “the roll”). This replacement occurs over a one-day rolling period every March, June, September and December, effective after the close of trading five business days preceding the last trading date of the E-mini S&P 500 futures contract.

S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC. The SPXFP Index is reported by Bloomberg under the ticker symbol “SPXFP.” All information contained in this document regarding the SPXFP Index has been derived from publicly available information, without independent verification.

E-Mini S&P 500 Futures Contract

The SPXFP Index is constructed from the front-quarter E-mini S&P 500 futures contract. Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. The futures contract is rolled forward once a quarter, effective after the close of trading five business days prior to expiration.

The E-mini S&P 500 futures (“ES”) contracts are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the CME, representing a contract unit of $50 multiplied by the reference index, measured in dollars and cents per index point. The ES contracts are listed for the nearest twenty-one consecutive quarters, for each March, June, September and December. Trading of the ES contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month. The daily settlement prices of the ES contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of ES contracts is based on the opening prices of the component stocks in the reference index, determined on the third Friday of the contract month. For more information about the reference index, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

SPXFP Index Calculation

The SPXFP Index, calculated from the price change of the futures contract, reflects the excess return of the S&P 500 Futures Index. The level of the SPXFP Index on a trading day is calculated as follows:

IndexERd = IndexERd-1 × (1 + CDRd)

where:

IndexERd-1	=	The Excess Return Index level on the preceding business day, defined as any date on which the index is calculated
CDRd	=	The Contract Daily return, defined as:
where:
		t	=	The business day on which the calculation is made
		TDW0t	=	Total Dollar Weight Obtained on t, defined as: CRW1t-1 × DCRP1t + CRW2t-1 × DCRP2t
		TDWIt-1	=	Total Dollar Weight Invested on the business day preceding t, defined as: CRW1t-1 × DCRP1t-1 + CRW2t-1 × DCRP2t-1
		CRW1	=	The contract roll weight of the first nearby contract expiration
		CRW2	=	The contract roll weight of the roll in contract expiration
		DCRP t	=	The Daily Contract Reference Price (the official closing price per futures contract, as designated by the relevant exchange) of the futures contract

The SPXFP Index is calculated on an excess return basis, meaning that the level of the SPXFP Index is determined by its weighted return reduced by the return that could be earned on a notional cash deposit at the notional interest rate, which is a rate equal to the federal funds rate.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this pricing supplement, the futures contract is an exchange-traded futures contract. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the SPXFP Index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house. Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

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The securities are not sponsored, endorsed, sold or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the SPXFP Index to track general stock market performance. The SPXFP Index is determined, composed and calculated by S&P® without regard to us or the securities. S&P® has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the SPXFP Index. S&P® is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P® has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P® DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE SPXFP INDEX, THE REFERENCE INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPXFP INDEX, THE REFERENCE INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE SPXFP INDEX, THE REFERENCE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC.